Exhibit 4.2

FLINT HILLS RESOURCES HOUSTON CHEMICAL, LLC

(formerly known as PL Propylene LLC and successor by merger
to PetroLogistics LP and FHR Houston Chemical Finance Corp.)

6.25% Senior Notes due 2020

THIRD SUPPLEMENTAL INDENTURE

Dated as of October 22, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

This THIRD SUPPLEMENTAL INDENTURE, dated as of October 22, 2014, is between Flint Hills Resources Houston Chemical, LLC, a Delaware limited liability company formerly known as PL Propylene LLC and successor by merger to PetroLogistics LP and FHR Houston Chemical Finance Corp. (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, PetroLogistics LP, a Delaware limited partnership and predecessor to the Company (“PetroLogistics”), FHR Houston Chemical Finance Corp. (then known as PetroLogistics Finance Corp.), a Delaware corporation and predecessor to the Company (“Finance Corp.”), as Issuers, the Company (then known as PL Propylene LLC), as Guarantor, and the Trustee entered into an Indenture, dated as of March 28, 2013 (the “Base Indenture”), pursuant to which PetroLogistics and Finance Corp. issued $365,000,000 in principal amount of their 6.25% Senior Notes due 2020 (the “Notes”);

WHEREAS, pursuant to an internal restructuring, PetroLogistics and PetroLogistics GP LLC were merged with and into the Company (then known as PL Propylene LLC) on July 16, 2014.

WHEREAS, the Company, Finance Corp. and the Trustee entered into a First Supplemental Indenture, dated as of July 16, 2014 (the “First Supplemental Indenture”), pursuant to which the Company assumed the obligations of PetroLogistics and the General Partner under the Indenture and the Notes;

WHEREAS, the Company, Finance Corp. and the Trustee entered into a Second Supplemental Indenture, dated as of October 21, 2014 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), pursuant to which, among other things, the provisions contained in Section 5.01(a) of the Base Indenture were amended to remove the prohibition on the consolidation or merger of Finance Corp. with or into an entity that is not a corporation;

WHEREAS, following effectiveness of the Second Supplemental Indenture, Finance Corp. was merged with and into the Company, pursuant to the Merger Agreement, dated as of October 22, 2014, by and between Finance Corp. and the Company (the “Finance Corp. Merger”);

WHEREAS, in connection with the Finance Corp. Merger and pursuant to Section 5.01(b) of the Indenture, the Company is required to execute and deliver a supplemental indenture to the Trustee to assume the obligations of Finance Corp. under the Notes and the Indenture;

WHEREAS, the Company desires to execute this Third Supplemental Indenture implementing the amendments to the Indenture contemplated hereby and has requested the Trustee to execute this Third Supplemental Indenture pursuant to Section 9.01 of the Indenture;

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WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee are permitted to execute and deliver this Third Supplemental Indenture without the consent of the Holders;

WHEREAS, it is provided in the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Formation and the Limited Liability Company Agreement (or comparable constituent documents) of the Company and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Company and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01          Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE 2

Section 2.01          This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 2.02          This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company and the Trustee.

ARTICLE 3

Section 3.01          Pursuant to Section 5.01(b) of the Indenture, the Company hereby assumes all of the obligations of Finance Corp. under the Indenture and the Notes and the Company shall, for all purposes under the Indenture and the Notes, be substituted for Finance Corp. in its capacity as an Issuer with the same effect as if it had been named in the Indenture as the Issuer.  Finance Corp. shall be relieved of any obligations under the Indenture and the Notes as an Issuer of the Notes.

Section 3.02          References in the Indenture and the Notes to Finance Corp. shall be to the Company, and references in the Indenture and the Notes to the Issuers shall solely be to the Company.

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ARTICLE 4

Section 4.01          Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 4.02          No past, present or future director, officer, employee, incorporator, member, stockholder or agent of the Company shall have any liability for any obligations of the Company under this Third Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Section 4.03          All agreements of the Company in this Third Supplemental Indenture, the Indenture, the Notes and any Subsidiary Guarantee shall bind their respective successors.  All agreements of the Trustee in this Third Supplemental Indenture and in the Indenture shall bind its successor.

Section 4.04          Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture.  This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 4.05          THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.06          In case one or more of the provisions in this Third Supplemental Indenture, in the Indenture, in the Notes or in any Subsidiary Guarantee shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 4.07          The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Third Supplemental Indenture.

Section 4.08          The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

FLINT HILLS RESOURCES HOUSTON CHEMICAL, LLC

By	/s/ Wade D. Marquardt
Name:	Wade D. Marquardt
Title:	Treasurer

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE